Exhibit 99.1

                     ATEC GROUP, INC. ANNOUNCES TERMINATION
              OF RELATIONSHIP WITH APPLIED DIGITAL SOLUTIONS, INC.

         COMMACK, NY, MARCH 7 -- ATEC Group, Inc. (AMEX: TEC) announced today the termination of the stock purchase agreement between Surinder Rametra and Applied Digital Solutions and as a result the ATEC directors previously designated by Applied Digital Solutions, Inc. (NASDAQ: ADSX) resigned. Additional information with respect to the terms of the agreement is set forth in the agreement included in the ATEC Form 8-K, dated November 29, 2000. ATEC is in the process of filling the vacancies which now exist on its board of directors. Tony Rametra, president of ATEC, stated, "ATEC will continue to pursue its ambitious growth objectives, which are unaffected by this development and remain unchanged. We have announced that a steering committee appointed by our board of directors is revising and strengthening our business model for future operations. We will continue to pursue our strategies to be one of the leading technology solutions providers in New York and the Northeast Corridor. In late April-May we plan to release our new business model and guidance on revenues and profits for the next two years."

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ABOUT ATEC GROUP

         Based in Commack, New York, ATEC Group, Inc., is a leading system integrator and provider of a full line of information technology products and services. As a one-stop company for the computer needs of businesses, government agencies and educational institutions, ATEC Group offers computer hardware and software, system integration networking, graphic arts, Internet and Intranet. The company is positioned for growth through its capabilities as a PC manufacturer of Nexar technology, in software development and e-commerce.

         For more information on ATEC Group, please visit the company's web site at www.atecgroup.com.


Forward-Looking Statements

Statements made in this news release, including those relating to the agreement with Applied Digital Solutions, Inc. may contain forward-looking statements concerning our business and products. Our actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology and various other factors beyond our control. Other risks inherent in our business are described in our Securities and Exchange Commission filings, including our most recently filed Forms 10K and 10Q. We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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